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                    ALOETTE COSMETICS, INC. AND SUBSIDIARIES

                                   EXHIBIT 11

                  SCHEDULE OF COMPUTATION OF EARNINGS PER SHARE
               for the three months ending March 31, 1996 and 1995




                                                                                      Three Months
                                                                                     Ended March 31,
                                                                            ------------------------------------
                                                                              1996                       1995
                                                                            --------                   --------

Net income (loss)                                                            $159,744                $(4,359,920)

Weighted average number of common shares outstanding
 during the year                                                            2,157,253                  2,157,253

Net income (loss) per common share                                               $.07                     $(2.02)

     PRIMARY (1)

Net income (loss)                                                            $159,744                $(4,359,920)

Weighted average number of common shares outstanding during
  the year                                                                  2,157,253                  2,157,253

Net income (loss) per common share                                               $.07                     $(2.02)

     FULLY DILUTED (1)

Net income (loss)                                                            $159,744                $(4,359,920)

Weighted average number of common shares outstanding during
  the year                                                                  2,157,253                  2,157,253

Net income (loss) per common share                                               $.07                     $(2.02)

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(1)  This calculation is submitted in accordance with the regulations of the
     Securities and Exchange Commission although not required by APB Opinion No.
     15 because it results in dilution of less than 3%.